                                                                    EXHIBIT 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                            17-Jun-02
Determined as of:                                                11-Jun-02
For Monthly Period Ending:                                       31-May-02
Days in Interest Period (30/360)                                        30
Days in Interest Period (Act/360)                                       33

Ending Pool Balance
-------------------
Principal                                                 3,173,477,293.32
Finance Charge                                               96,968,702.28
                                                         -----------------
Total                                                     3,270,445,995.60

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                        3,173,477,293.32
Trust EFA                                                             0.00
                                                         -----------------
Receivables + EFA                                         3,173,477,293.32

Trust Invested Amount                                     2,700,000,000.00
Trust PFA                                                             0.00
                                                         -----------------
Trust Adjusted Invested Amount                            2,700,000,000.00

Seller's Participation Amount (with EFA)                    473,477,293.32
Seller's Participation Amount (w/o EFA)                     473,477,293.32
Seller's Interest Percentage                                         14.92%

Required Seller's Interest Percentage                                 5.00%
Required Seller's Interest                                  158,673,864.67

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                        3,173,477,293.32
Required Principal Balance                                2,700,000,000.00
                                                         -----------------
Net Excess/Deficit                                          473,477,293.32

EFA
---
Beginning Excess Funding Account Balance                              0.00
Required Excess Funding Account Deposit                               0.00
Excess Funding Account Withdrawal                                     0.00

Shared Principal Collections
----------------------------
Series 1996-A                                                12,933,931.77
Series 1997-1                                               202,075,368.04
Series 1997-2                                                59,433,931.76

Delinquent Accounts
-------------------
30 - 59 days                                   1.71%         55,949,121.76
60 - 89 days                                   1.22%         39,808,182.36
90 days +                                      2.13%         69,699,872.13
Total 30 days +                                5.06%        165,457,176.25

Miscellaneous
-------------
Gross Credit Losses                            7.89%         20,866,651.12
Net Credit Losses                              7.30%         19,293,481.38
Discount Option Receivables                                           0.00
Discount Percentage                                                   0.00%
Finance Charges Billed                                       39,953,752.00
Fees Billed                                                   5,848,703.02
Interchange                                                   7,964,108.00
Interest Earned on Collection Account                             1,871.61